EXHIBIT 3(b)

                                     BYLAWS

                                       OF

                         FREDERICK COUNTY BANCORP, INC.

                                    ARTICLE I

                                PRINCIPAL OFFICE

         The principal office of Frederick County Bancorp, Inc. (herein the "Corporation") shall be at 30 West Patrick Street, Frederick, Maryland 21701, or such other place as the Board of Directors from time to time shall determine.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

         SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as the Board of Directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

         SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President, the majority of the Board of Directors, or a special meeting may be called by the Secretary of the Corporation upon the written request of the holders of not less than fifty percent (50%) of all votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairman of the Board of Directors, the President or the Secretary. The Secretary shall inform the shareholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the Secretary shall then notify each shareholder entitled to notice of the meeting.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board of Directors or the President to preside at such meetings.

         SECTION 5. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given either personally or by mail by or at the direction of the Board of Directors, not less than ten (10) days nor more than ninety (90) days before the date of the meeting to each shareholder of record entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a shareholder be present at a meeting, or in writing waives notice thereof before or after the meeting and such waiver is filed with the records of the meeting of shareholders, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for more than thirty (30) days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for thirty (30) or fewer days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.


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         SECTION 6. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than ninety (90) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Quorum. Unless otherwise provided in the Corporation's Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. All proxies shall be filed with the Secretary of the meeting before being voted. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. Voting. At each election for directors, every shareholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided by the Corporation's Articles of Incorporation, these Bylaws, or the General Laws of the State of Maryland, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on any transaction or matter.

         SECTION 10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous written consent to the action is signed by each shareholder entitled to vote on the matter and a written waiver of any rights to dissent is signed by each shareholder entitled to notice but not entitled to vote at the meeting. The unanimous written consent and the written waiver, if any, shall be filed with the records of the shareholders' meetings.

         SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.


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         Treasury shares of its own stock held by the Corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board of Directors, Vice Chairman or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board of Directors, Vice Chairman or the President.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 14. Nomination Procedures. The Board of Directors, or a committee thereof appointed in accordance with Article IV hereof shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty (20) days prior to the date of the annual meeting.

         Nominations for the election of directors may also be made by any shareholder of the Corporation entitled to vote generally in the election of directors. Such nominations by a shareholder must be made in writing and delivered to the Secretary not later than ninety (90) days prior to the month and day one year subsequent to the date that the proxy materials regarding the last election of directors to the Board of Directors were mailed to shareholders. Each such notice of nomination by a shareholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee,
(c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and
(d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person and the nominee must be present in person at the meeting for the election of directors. Any vote cast for a person who has not been duly nominated pursuant to this Article II, Section 14, shall be void.

         Section 15. New Business at Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, proposals for new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

         For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) nor more than ninety (90) days before the date of any such annual meeting of shareholders; provided, however, that if less than forty-five (45) days' notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received by the Secretary not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the meeting was mailed to shareholders or two (2) days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth (a) a brief description of the business and the reasons for conducting such business at the

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meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Shareholder proposals that do not satisfy the requirements of this Article II, Section 15, may, but need not, be considered and discussed but not acted upon at an annual meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. In addition to other powers specifically set out in these Bylaws or that apply under the General Laws of the State of Maryland, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under the General Laws of the State of Maryland. The Board of Directors shall annually elect a Chairman of the Board of Directors and a President from among its members and shall designate, when present, either the Chairman of the Board of Directors or the President to preside at its meetings.

         SECTION 2. Qualification of Directors. Each director must be the holder of unencumbered or unhypothecated shares of common stock of the Corporation having an aggregate par value of $500 or a fair market value of $500.

         SECTION 3. Number, Term and Election. The maximum number of directors is fixed by the Corporation's Articles of Incorporation and may be altered only by amendment thereto. The minimum number of directors shall be three (3). The Board of Directors may, by a vote of a majority of the directors then in office, between annual meetings of shareholders, increase or decrease the membership of the Board of Directors within such limits, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         SECTION 4. Regular Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw within two weeks after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors of the Corporation, the President, or by a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

         SECTION 6. Conference Telephone Meetings. Members of the Board of Directors may participate in any meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 7. Notice of Special Meetings. . The Secretary shall give notice to each director of each special meeting of the Board of Directors. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken.

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         SECTION 9. Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the Corporation's Articles of Incorporation, these Bylaws, or the General Laws of the State of Maryland.

         SECTION 10. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the Secretary of the Corporation for inclusion in the corporate minute book.

         SECTION 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon acceptance thereof by the Board of Directors.

         SECTION 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         SECTION 13. Advisory Directors and Directors Emeritus. The Board of Directors may by resolution appoint persons to serve as advisory directors, who may also serve as directors emeritus, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. No advisory director or director emeritus shall have the authority to participate by vote in the transaction of business.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. The Board of Directors may delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation, except such authority as may be specifically reserved to the full Board of Directors by the General Laws of the State of Maryland. Each committee shall consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member.

         The Board of Directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any committee of the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. Positions. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors shall from time to time deem necessary for the conduct of the business of the Corporation. Any two or more offices may be held by the same person. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The officers shall have such authority and

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perform such duties as the Board of Directors may from time to time authorize or determine by resolution. In the absence of action by the Board of Directors, the officers shall have such powers and duties as are generally incident to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 4 of this Article V.

         SECTION 3. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, Vice Chairman, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon its acceptance by the Board of Directors.

         SECTION 4. Removal. Any officer may be removed by vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         SECTION 6. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 7. Execution of Documents. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, delivered, or accepted on behalf of the Corporation by the President, or any Vice President and, if required, the seal of the Corporation may be affixed and attested on any such documents or any such document may be acknowledged or verified by the Secretary, any assistant secretary or any other officer. By resolution, the Board of Directors may grant additional specific or general authority relating to any signing, execution, acknowledgment, verification, delivery, or acceptance on behalf of the Corporation. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  SECTION 1. To the fullest extent permitted by law and subject to any restrictions therein, the Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, his or her heirs, executors or administrators is or was a director, officer, partner, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another domestic or foreign Corporation, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including but not limited to attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or his or her heirs, executors or administrators in connection with such action, suit or proceeding, or in connection with any appeal therein. No provision of these Bylaws is intended to be construed as

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limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Maryland, upon the Corporation to furnish, or upon any court to award, such indemnification or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Maryland or any other law now or hereinafter in effect.

                  SECTION 2. Determinations. Subject to any restrictions imposed by law and prior to authorization of any indemnification pursuant to Section 1 hereof, a determination shall be made as to whether or not a person seeking indemnification met the applicable standard of conduct set forth in the General Corporation Law of the State of Maryland. Such determination shall be made: (i) By the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the action, suit or proceeding for which indemnification is an issue, or if such quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors not, at the time, parties to such action, suit or proceeding for which indemnification is at issue and who were duly designated to act in the matter by majority vote of the entire Board in which the designated directors who are parties may participate; (ii) By special legal counsel selected by the Board of Directors or a committee of the Board, or, if the requisite quorum of the entire Board cannot be obtained therefore and the committee cannot be established, by a majority vote of the entire Board in which directors who are parties may participate; or (iii) By the shareholders. Special legal counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such special legal counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process providing such opinion. The fees and disbursements of special legal counsel engaged to render such opinion shall be paid by the Corporation whether or not such special legal counsel ultimately are able to render the opinion that is the subject of their engagement.

                  SECTION 3. Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article reference to "the Corporation" shall include, in addition to the resulting Corporation or other corporate entity, any constituent Corporation or other corporate entity (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries, trustees or agents, so that any person who is or was a director, officer, employee, fiduciary, trustee or agent of such constituent Corporation or other corporate entity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent Corporation or other corporate entity if its separate existence had continued.

                  SECTION 4. Reasonableness of Expenses. A determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is authorized as set forth in Section 2 hereof, for selection of such counsel. However, if the determination that indemnification is permissible is made by special legal counsel, a determination as to reasonableness of expenses shall be made in the manner specified in Subsection 2(ii) hereof. Reasonable expenses incurred by a person who is a party to an action, suit or proceeding as described in Section 1 hereof may be paid or reimbursed by the Corporation in advance of the final disposition thereof, upon receipt by the Corporation of a written affirmation by the person of the person's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by law has been met and a written understanding by or on behalf of the person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  SECTION 5. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee or agent of another domestic or foreign corporation, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 6.01 of these Bylaws or any other provision or law.

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                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors, Vice Chairman, the President or a Vice President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. Form of Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Maryland; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

         SECTION 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 4. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

         SECTION 6. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         SECTION 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                            FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                                   ARTICLE IX

                                    DIVIDENDS

         Subject to the provisions of the Corporation's Articles of Incorporation and applicable law, the Board of Directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X

                                 CORPORATE SEAL

         The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE XI

                                   AMENDMENTS

         Any and all provisions of these Bylaws may be altered or repealed and new Bylaws may be adopted at any annual meeting of the shareholders, or at any special meeting called for that purpose, and the Board of Directors shall have the power, at any meeting thereof, to make and adopt new Bylaws, or to amend, alter or repeal any of the Bylaws of the Corporation.

                                    * * * * *